UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

SiteOne Landscape Supply, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2018, SiteOne Landscape Supply, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, three proposals were submitted to the Company’s stockholders. The final voting results were as follows:

Proposal 1: The Company’s stockholders elected the two nominees named in the Company’s 2018 Proxy Statement to serve a three-year term expiring at the 2021 Annual Meeting. The voting results are set forth below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Doug Black	26,499,434	11,064,167	1,934,918
Jack L. Wyszomierski	23,631,559	13,932,042	1,934,918

Proposal 2: The Company’s stockholders approved an advisory vote on the compensation of the Company’s named executive officers. The voting results are set forth below.

Votes For	Votes Against	Abstain	Broker Non-Votes
36,654,359	902,091	7,151	1,934,918

Proposal 3: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered accounting firm for the fiscal year 2018. The voting results are set forth below.

Votes For	Votes Against	Abstain	Broker Non-Vote
39,451,789	15,421	31,309	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

	By:	/s/ Briley Brisendine
Name: Briley Brisendine
Title: Executive Vice President, General Counsel and Secretary

Date: May 18, 2018